Exhibit 99.1

Press Release - MSC.Software Reports Results for the First Quarter Ended March 31, 2007

Investor Contact:
Joanne Keates Vice President, Investor Relations MSC.Software (714) 444-8551 joanne.keates@mscsoftware.com

MSC.Software Reports Financial Results for the

First Quarter Ended March 31, 2007

SANTA ANA, Calif. – May 9, 2007 - MSC.Software Corporation (NASDAQ: MSCS), a leading global provider of enterprise simulation solutions including simulation software and services, today announced financial results for the first quarter ended March 31, 2007.

REVENUE

Total revenue for the first quarter ended March 31, 2007 was $57.6 million compared to $67.4 million for the first quarter last year. Software revenue for the first quarter totaled $23.0 million compared to $29.3 million for the first quarter last year. The 2006 first quarter included $1.3 million of non-recurring PLM software revenue. The PLM business was sold in March 2006. For the first quarter ended March 31, 2007, maintenance revenue totaled $28.7 million and services revenue totaled $5.9 million, compared to $27.6 million of maintenance revenue and $10.5 million of services revenue for the first quarter last year. The 2006 quarter included $1.1 million of PLM services revenue.

“Our transition to enterprise sales has presented some execution challenges to MSC as we move our key customers from purchasing engineering tools to implementing enterprise-wide simulation platforms,” said Bill Weyand, CEO and Chairman of MSC.Software. “And these challenges continued to impact our financial performance in the first quarter as this transition is taking longer than expected. We are disappointed with the timing of large transactions and our ability to close and complete these larger deals. Although we are not satisfied with these results, we did see certain positive signs in our business in the first quarter.”

Press Release - MSC.Software Reports Results for the First Quarter Ended March 31, 2007

“The number of transactions greater than $100,000 increased both quarter over quarter and sequentially, and the average amount of such transactions increased as well,” continued Mr. Weyand. “We are seeing positive signs with our new Enterprise Simulation products and did have a number of key wins in the quarter with customers including Kimberly Clark and GE, in the US, Nissan and Honda in Asia Pacific, and Airbus, Alenia, and VW in Europe.”

“MSC is beginning to get traction on evolving our customers from simulation tools to multi- discipline solutions as evidenced by Honda adopting MD Solutions for product development,” continued Mr. Weyand. “In addition, winning IBM’s Beacon Award for Global Solutions – Best Industry Solution further validates that our SimManager Enterprise product offering represents tremendous value to the customer with the potential for delivering up to a 75% engineering productivity gain.”

“We believe our simulation technology is best-in-class, our vertical end-markets are strong, and customer response to our enterprise simulation strategy is positive. We need to focus on execution in order to improve our financial performance,” added Mr. Weyand.

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the first quarter ended March 31, 2007 was $18.4 million, compared to $22.6 million the first quarter last year. The 2006 first quarter included non-recurring software and services revenue totaling $2.4 million for the PLM business. Total revenue in EMEA for the first quarter was $19.7 million, compared to $23.7 million the first quarter last year. Excluding the effects of changes in the EURO during the 2007 quarter, total revenue in EMEA was $18.0 million. In the Asia Pacific region, revenue totaled $19.6 million, compared to $21.5 million for the first quarter last year. Excluding the effects of changes in the YEN during the 2007 quarter, total revenue in Asia Pacific was $20.0 million.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the first quarter ended March 31, 2007 were $59.4 million, compared to $43.2 million for the first quarter last year. Included in the 2007 first quarter was a $7.1 million restructuring charge. Included in the 2006 first quarter were $3.8 million of audit and non-recurring professional service fees incurred in connection with the accounting restatement, and $0.6 million of consulting fees related to the implementation of worldwide financial systems offset by a $4.4 million gain on sale of certain assets of our PLM business.

Press Release - MSC.Software Reports Results for the First Quarter Ended March 31, 2007

The first quarter 2007 had an operating loss of ($13.4) million, compared to operating income of $5.6 million in the first quarter last year. For the 2007 first quarter, the loss from continuing operations totaled ($6.4) million or $(0.15) per diluted share, compared to income from continuing operations of $3.1 million or $0.08 per diluted share in the first quarter last year.

GUIDANCE

At this time the Company will not affirm or issue guidance. The Company will evaluate its decision to provide guidance in the future, as it continues to move through this transition period.

CONFERENCE CALL

The Company will host a conference call to discuss the first quarter financial results today at 1:30 pm pacific (4:30 pm eastern). The call will be web cast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151. The international dial-in number to access the live call is (706) 634-4981. To participate in the live conference call, use the following conference ID code: 7122772. The conference call slide presentation will be available along with the audio web cast and at the Company’s website at http://www.mscsoftware.com/ir/.

An archived version of the audio conference call will be available until May 11, 2007 and can be accessed at: (800) 642-1687 using the conference ID code: 7122772. An archive of the conference call and slide presentation will also be available at http://www.mscsoftware.com/ir/.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions including simulation software and services, that help companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1100 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning

Press Release - MSC.Software Reports Results for the First Quarter Ended March 31, 2007

of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” “guidance” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2006 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason or at any time.

Financial Tables follow

Press Release - MSC.Software Reports Results for the First Quarter Ended March 31, 2007

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31, 2006	March 31, 2007
ASSETS
Current Assets:
Cash and Cash Equivalents	$111,878	$100,597
Investments	14,123	12,000
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,555 and $2,365, respectively	70,432	74,472
Income Tax Receivable	—	4,919
Deferred Taxes	15,727	15,707
Other Current Assets	7,440	7,694

Total Current Assets	219,600	215,389
Property and Equipment, Net	19,055	20,849
Goodwill and Indefinite Lived Intangibles	178,457	178,457
Other Intangible Assets, Net	25,912	24,447
Deferred Tax Assets	4,789	11,798
Other Assets	11,025	11,356

Total Assets	$458,838	$462,297

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	10,666	8,066
Compensation and Related Costs	18,949	16,585
Current Portion of Long-Term Debt	800	800
Restructuring Reserve	—	2,015
Income Taxes Payable	2,903	—
Deferred Revenue	71,694	72,376
Other Current Liabilities	14,366	13,084
Current Liabilities of Discontinued Operations	1,862	1,569

Total Current Liabilities	121,240	114,496
Unrecognized Tax Benefits	—	7,160
Long-Term Deferred Revenue	6,495	13,925
Long-Term Debt	6,756	6,801
Other Long Term Liabilities	13,439	15,663

Total Liabilities	147,930	158,045

Shareholders’ Equity:
Preferred Stock, $0.01 Par Value, 10,000,000 Shares Authorized; No Shares Issued and Outstanding	—	—
Common Stock, $0.01 Par Value, 100,000,000 Shares Authorized; 43,960,000 and 44,271,000 Issued and 43,738,000 and 43,910,000 Outstanding, respectively.	440	443
Additional Paid-in Capital	415,860	419,289
Accumulated Other Comprehensive Income (Loss):
Currency Translation Adjustment, net of Tax	(13,363)	(13,397)
Unrealized Investment Gain, net of Tax	8,868	7,548
SFAS No. 158 Pension Liability, net of Tax	(1,070)	(1,054)

Total Accumulated Other Comprehensive Loss	(5,565)	(6,903)

Accumulated Deficit	(96,953)	(103,739)
Treasury Shares, At Cost (222,000 and 361,000 Shares, respectively)	(2,874)	(4,838)

Net Shareholders’ Equity	310,908	304,252

Total Liabilities and Shareholders’ Equity	$458,838	$462,297

Press Release - MSC.Software Reports Results for the First Quarter Ended March 31, 2007

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2007
Revenue:
Software	$29,279	$23,003
Maintenance and Services	38,099	34,646

Total Revenue	67,378	57,649

Cost of Revenue:
COR Software	3,994	3,092
COR Maintenance and Services	14,605	8,555

Total Cost of Revenue	18,599	11,647

Gross Profit	48,779	46,002

Operating Expense:
Research and Development	10,953	13,205
Selling, General and Administrative	32,029	38,910
Amortization of Intangibles	187	175
Restructuring Charge	—	7,097
Impairment Charges	—	—

Total Operating Expense	43,169	59,387

Operating Income (Loss)	5,610	(13,385)

Other (Income) Expense :
Interest Expense	1,091	281
Other Income, net	(1,315)	(1,074)

Total Other (Income), net	(224)	(793)

Income (Loss) From Continuing Operations Before Provision (Benefit) For Income Taxes	5,834	(12,592)
Provision (Benefit) For Income Taxes	2,742	(6,167)

Income (Loss) From Continuing Operations	3,092	(6,425)

Discontinued Operations:
Total Income From Discontinued Operations, net of Income Taxes	436	175

Net Income (Loss)	$3,528	$(6,250)

Basic Earnings (Loss) Per Share From Continuing Operations	$0.10	$(0.15)
Diluted Earnings (Loss) Per Share From Continuing Operations	$0.08	$(0.15)
Basic Earnings Per Share From Discontinued Operations	$0.01	$—
Diluted Earnings Per Share From Discontinued Operations	$0.01	$—
Basic Earnings (Loss) Per Share	$0.11	$(0.14)
Diluted Earnings (Loss) Per Share	$0.09	$(0.14)
Basic Weighted-Average Shares Outstanding	31,000	43,533
Diluted Weighted-Average Shares Outstanding	45,040	43,533